UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2007

NetLogic Microsystems, Inc.

(Exact name of registrant as specified in its charter)

000-50838

(Commission File Number)

Delaware	77-0455244
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1875 Charleston Road, Mountain View, CA 94043

(Address of principal executive offices, with zip code)

(650) 961-6676

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This amendment to the Current Report on Form 8-K originally dated August 29, 2007, is being filed in order to include the historical financial statements of certain assets relating to the acquired TCAM2 and TCAM2-CR network search engine products (the “NSE Assets”) from Cypress Semiconductor Corporation and the unaudited pro forma financial information listed below. The description of the transaction as originally reported also is set forth below and updated.

Item 2.01	Completion of Acquisition or Disposition of Assets

On August 29, 2007, NetLogic Microsystems, Inc. (“NetLogic”) purchased the TCAM2 and TCAM2-CR network search engine products and certain related assets from Cypress Semiconductor Corporation (“Cypress”) for $12 million, plus approximately $2.4 million in inventory, pursuant to an Agreement for the Purchase and Sale of Assets dated August 29, 2007 (the “Acquisition”).

On August 29, 2007, NetLogic reported that it may record a one-time charge for purchased in-process research and development in connection with the Acquisition and that the Acquisition would increase NetLogic’s quarterly revenues commencing in the fourth quarter of 2007 by approximately $2 million. NetLogic did not record a one-time charge for purchased in-process research and development and the Acquisition is expected to increase NetLogic’s revenues by more than previously expected in the fourth quarter of 2007.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The following financial statements of the NSE Assets are included in this report:

Audited Statements of NSE Assets as of December 31, 2006 and January 1, 2006 and Statements of Revenues and Expenses Related to NSE Assets for each of the three years ended December 31, 2006 and accompanying notes prepared by Cypress Semiconductor Corporation.

Unaudited Statement of NSE Assets as of July 1, 2007 and Statements of Revenues and Expenses Related to NSE Assets for six months ended July 1, 2007 and July 2, 2006 and accompanying notes prepared by Cypress Semiconductor Corporation.

(b)	Pro Forma Financial Information

The following unaudited pro forma condensed financial information is being filed herewith:

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of June 30, 2007 and Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations for the year ended December 31, 2006 and for the six months ended June 30, 2007.

(d)	Exhibits

23.1	Consent of Independent Registered Public Accounting Firm

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Cypress Semiconductor Corporation:

We have audited the accompanying statements of assets and the statements of revenues and expenses related to certain products in the network search engine (“NSE”) product family (“NSE Assets”) of Cypress Semiconductor Corporation (“Cypress”) as of December 31, 2006 and January 1, 2006, and for each of the three years in the period ended December 31, 2006, as more fully described in Note 1. These financial statements are the responsibility of the management of Cypress. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of NetLogic Microsystems, Inc., and are not intended to be a complete presentation of the NSE Assets’ financial position or results of operations.

In our opinion, the financial statements referred to above present fairly, in all material respects, the NSE Assets as of December 31, 2006 and January 1, 2006, and the revenues and expenses related to the NSE Assets for each of the three years in the period ended December 31, 2006, as described in Note 1, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

San Jose, California

October 26, 2007

CYPRESS SEMICONDUCTOR CORPORATION

STATEMENTS OF NSE ASSETS

	(Unaudited)
	July, 1 2007	December 31, 2006	January 1, 2006
	(in thousands)	(in thousands)
Inventories	$2,686	$4,368	$4,262

Total NSE Assets	$2,686	$4,368	$4,262

The accompanying notes are an integral part of these financial statements

CYPRESS SEMICONDUCTOR CORPORATION

STATEMENTS OF REVENUES AND EXPENSES RELATED TO NSE ASSETS

	(Unaudited)
	Six Months Ended		Year Ended
	July 1, 2007	July 2, 2006	December 31, 2006	January 1, 2006	January 2, 2005
	(in thousands)		(in thousands)
Revenues	$9,061	$16,476	$29,655	$34,118	$47,350
Cost and expenses:
Cost of revenues	5,832	8,578	15,256	23,364	28,825
Research and development	21	37	70	1,042	3,405
Selling, general and administrative	1,134	2,172	3,958	7,805	7,053
Restructuring	—	—	—	165	—

Total costs and expenses	6,987	10,787	19,284	32,376	39,283

Excess of revenues over expenses related to NSE Assets	$2,074	$5,689	$10,371	$1,742	$8,067

The accompanying notes are an integral part of these financial statements

CYPRESS SEMICONDUCTOR CORPORATION

NOTES TO FINANCIAL STATEMENTS RELATED TO NSE ASSETS

NOTE 1. OVERVIEW AND BASIS OF PRESENTATION

Description of Transaction

On August 29, 2007, Cypress Semiconductor Corporation (the “Company”) completed the sale of certain assets associated with its network search engine (“NSE”) product family targeting the high-volume desktop switching market to NetLogic Microsystems, Inc. (“NetLogic”), pursuant to an Agreement for the Purchase and Sale of Assets (the “Agreement”). NetLogic is a publicly-traded fabless semiconductor company that designs, develops and markets high performance knowledge-based processors for a variety of advanced Internet, corporate and other networking systems. The assets sold to NetLogic in this transaction included the TCAM2 product line (the “NSE Assets”). Upon closing of the transaction, NetLogic paid the Company $14.4 million in cash consideration. The Company’s NSE product family is a component of the Data Communications Division.

In connection with the transaction, the Company will provide certain transitional services to NetLogic for a limited time following the completion of the sale.

Basis of Presentation

Fiscal Years:

The Company’s fiscal year ends on the Sunday closest to December 31. Fiscal 2006 ended on December 31, 2006 and included 52 weeks. Fiscal 2005 ended on January 1, 2006 and included 52 weeks. Fiscal 2004 ended on January 2, 2005 and included 53 weeks. The second quarter of fiscal 2007 ended on July 1, 2007 and the second quarter of fiscal 2006 ended on July 2, 2006.

Financial Statement Preparation:

The accompanying financial statements of the NSE Assets as of July 1, 2007, December 31, 2006 and January 1, 2006 and the revenues and expenses related to the NSE Assets for the six months ended July 1, 2007 and July 2, 2006 and each of the three years in the period ended December 31, 2006 have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The NSE Assets were not operated as a separate business unit or legal entity by the Company, but was an integrated part of the Company’s consolidated operations. The Company has not historically prepared complete, stand-alone financial statements of the NSE Assets.

The accompanying financial statements have been derived from the historical records of the Company in order to present statements of NSE Assets and statements of revenues and expenses related to the NSE Assets in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, the accompanying financial statements contain all adjustments considered necessary to fairly present the NSE Assets and the revenues and expenses related to the NSE Assets. These statements are not intended to be a complete presentation of NSE Assets’ financial position or results of operations. The historical operating results of the NSE Assets may not be indicative of their results in the future.

All cash flow requirements of the NSE Assets were funded by the Company and cash management functions were not performed at the NSE Assets’ level. Therefore, a statement of cash flows, including cash flows from operating, investing and financing activities, is not presented as the NSE Assets did not maintain a separate cash balance.

The statements of NSE Assets include only the specific assets that were sold in accordance with the terms of the Agreement. The statements of revenues and expenses related to the NSE Assets include primarily the revenues and expenses attributable to the development, design, manufacture, sale and distribution of the products comprising the NSE Assets, including the allocation of certain indirect common costs, as described in Notes 2 and 3. The statements also include restructuring and stock-based compensation costs associated with the NSE Assets. Management believes that the allocations of costs are reasonable; however, these allocated expenses are not necessarily indicative of costs that would be incurred on a stand-alone basis due to economies of scale, differences in management judgment, a requirement for more or fewer employees, or other factors. The statements of revenues and expenses do not include interest income and expense, other non-operating income and expense, income taxes or any other indirect expenses not noted in Notes 2 and 3.

Management Estimates:

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates that affect the amounts reported in financial statements and accompanying notes. Actual results could differ from these estimates.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market (see Note 7). Market is based on estimated net realizable value. The Company maintains provisions for reducing inventories to lower of cost or market, including provisions for excess and obsolete inventories. Such provisions are recorded when the inventory for a device exceeds demand for that device and/or when individual parts have not been sold for greater than a certain period. Inventory provisions are not relieved until the related inventory has been sold or scrapped.

Masks

Masks were capitalized and amortized over their estimated useful lives. They were fully amortized in fiscal 2005. Amortization expense totaled approximately $0.3 million and $0.2 million in fiscal 2005 and 2004, respectively.

Revenue Recognition

The Company recognizes revenues from product sales related to the NSE Assets when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the price to the customer is fixed or determinable, and (iv) collection of the resulting accounts receivable is reasonably assured.

For all sales, the Company uses a binding purchase order or a signed agreement as evidence of an arrangement. Delivery occurs when goods are shipped and title and risk of loss transfer to the customer, in accordance with the terms specified in the arrangement with the customer. The customer’s obligation to pay and the payment terms are set at the time of shipment and are not dependent on the subsequent resale of the products.

Cost of Revenues

Cost of revenues includes all variable and fixed costs associated with manufacturing and testing the product, including the cost of goods purchased from third parties, direct labor, packaging supplies and fixed costs. In addition, cost of revenues includes allocated costs of certain indirect factory overhead, including indirect labor and support functions such as quality assurance, factory accounting, logistics, information technology, all of which represent costs of products sold. As such, allocations are based on the percentage of units sold.

Research and Development

Research and development expenses consist of costs related to the design and development of new products and process technology and are expensed as incurred. Research and development expenses also include certain expenses allocated to the NSE Assets based upon management estimates of resources utilized. Management estimates of resources utilized are based on various measures relevant to the expense being allocated, including estimates of time devoted to activities associated with NSE Assets.

Selling, General and Administrative

Selling, general and administrative expenses consist primarily of costs related to product management, market planning, market operations and advertising. In addition, selling, general and administrative expenses include the allocation of certain corporate sales and marketing expenses based on the percentage of revenues.

Corporate Overhead Costs

Corporate overhead costs relating to functions such as executive, finance and accounting, human resources and legal have been allocated to the NSE Assets based on management estimates of resources utilized and on the percentage of revenues. Management estimates of resources utilized are based on various measures relevant to the expense being allocated, including estimates of time devoted to activities associated with NSE Assets.

NOTE 3. ALLOCATION OF INDIRECT COSTS

As described in Note 2, the Company allocated certain indirect costs to the accompanying statements of revenues and expenses related to the NSE Assets. The following table summarizes the allocated amounts:

	(Unaudited)
	Six Months Ended		Year Ended
	July 1, 2007	July 2, 2006	December 31, 2006	January 1, 2006	January 2, 2005
	(in thousands)		(in thousands)
Cost of revenues	$663	$463	$783	$3,265	$1,000
Research and development	21	37	70	1,042	3,405
Selling, general and administrative	1,134	2,172	3,958	7,805	7,053

Total allocated indirect costs	$1,818	$2,672	$4,811	$12,112	$11,458

NOTE 4. STOCK-BASED COMPENSATION

Effective January 2, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment,” which requires the Company to measure the stock-based compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the requisite employee service periods. Stock-based compensation expenses related to the NSE Assets totaled approximately $0.2 million and $0.1 million for the six months ended July 1, 2007 and July 2, 2006, respectively, and $0.3 million in fiscal 2006 and were primarily recorded in selling, general and administrative expenses. The allocation of stock-based compensation expenses was based on the same methodologies described in Note 2.

Prior to the adoption of SFAS No. 123(R), the Company applied SFAS No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure,” which allowed companies to apply the accounting rules under Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. The Company recorded no stock-based compensation expenses related to the NSE Assets under APB Opinion No. 25 in fiscal 2005 and 2004.

The following table illustrates the effect on excess of revenues over expenses related to NSE Assets as if the Company had applied the fair value recognition provisions of SFAS No. 123:

	Year Ended
	January 1, 2006	January 2, 2005
	(in thousands)
Excess of revenues over expenses related to NSE Assets - as reported	$1,742	$8,067
Deduct: Total stock-based compensation expense determined under fair value based method, net of tax effects	(385)	(559)

Excess of revenues over expenses related to NSE Assets - pro forma	$1,357	$7,508

NOTE 5. RESTRUCTURING

During the first quarter of fiscal 2005, the Company implemented a company-wide restructuring plan aimed to reorganize its internal structure and reduce operating costs. Restructuring charge allocated to the accompanying statements of revenues and expenses represents severance and benefits associated with the termination of employees related to the NSE Assets. The majority of these terminated employees were engaged in research and development activities. All obligations related to restructuring have been completed as of the end of fiscal 2005.

NOTE 6. GOODWILL

The NSE product family includes goodwill which had previously been acquired in conjunction with business combinations by the Company. However, no amount of goodwill has been allocated to the NSE Assets as goodwill was not listed as an asset in the Agreement.

NOTE 7. INVENTORIES

Components of inventories are as follows:

	(Unaudited)
	July 1, 2007	December 31, 2006	January 1, 2006
	(in thousands)	(in thousands)
Work-in-process	$1,508	$2,713	$2,764
Finished goods	1,178	1,655	1,498

Total inventories	$2,686	$4,368	$4,262

NOTE 8. REVENUE INFORMATION

Geographic Information

Revenues by geographic areas are as follows:

	(Unaudited)
	Six Months Ended		Year Ended
	July 1, 2007	July 2, 2006	December 31, 2006	January 1, 2006	January 2, 2005
	(in thousands)		(in thousands)
North America	$143	$276	$632	$3,346	$14,423
Asia-Pacific	8,918	16,200	29,023	30,772	32,927

Total revenues	$9,061	$16,476	$29,655	$34,118	$47,350

Significant Customers

For all years presented, one customer accounted for 100% of the total revenues.

ITEM 9.01 (b) PRO	FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined consolidated balance sheet gives the effect to the purchase of certain assets related to TCAM2 and TCAM2-CR network search engine products (the “NSE Assets”) of Cypress Semiconductor Corporation (“Cypress”) by NetLogic Microsystems, Inc. (“NetLogic”). The transaction was accounted for as an asset purchase, and accordingly, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined consolidated financial information, is allocated to the net tangible and intangible assets of the NSE assets purchased in connection with the asset purchase agreement, based on the estimated fair values as of the completion of the acquisition. Management has estimated the fair value of assets acquired based on the net realizable value attributable to the actual net tangible and intangible assets of the NSE Assets that existed as of the date of the completion of the acquisition.

The NSE Assets were not operated as a stand-alone business, but were an integrated part of Cypress’ consolidated business. As such, no separate audited financial statements of the NSE Assets have ever been prepared and Cypress did not maintain the distinct and separate accounts necessary to prepare the full financial statements of the NSE Assets. The statements of NSE Assets include only the specific assets related to the NSE Assets that were sold to NetLogic. The statements of revenues and expenses related to the NSE Assets include the net revenues and operating expenses directly attributable to the development, manufacture, sale and distribution of the products comprising the NSE Assets as well as an allocation of corporate selling and marketing expenses. Cypress management believes that the allocations are reasonable; however, these allocated expenses are not necessarily indicative of costs that would be incurred on a stand-alone basis due to economies of scale, differences in management judgment, a requirement for more or fewer employees, and other factors. Future results of operations and financial position could differ materially from the historical amounts presented herein. The statements of revenues and expenses related to the NSE Assets do not include interest income, income taxes or any other indirect expenses not noted above. Complete financial statements for the NSE Assets were not prepared as the NSE Assets were not maintained as a separate reporting unit and therefore it was impracticable to prepare full financial statements as required by Rule 3-05 of Regulation S-X.

The unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2007 gives the effect to the purchase as if it occurred on June 30, 2007 and, due to the different fiscal period ends, combines the historical balance sheet of NetLogic at June 30, 2007 and the condensed statement of net assets of the NSE Products at July 1, 2007. The NetLogic unaudited condensed consolidated balance sheet information was derived from its Quarterly Report on 10-Q for the three months ended June 30, 2007. The statement of net assets of the NSE Products included was derived from the unaudited statement of NSE assets as of July 1, 2007 included herein.

The unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2006 and the six months ended June 30, 2007 gives the effect to the purchase as if it occurred on January 1, 2006. The NetLogic condensed consolidated statement of operations information for the year ended December 31, 2006 was derived from the consolidated statements of operations included in its Annual Report on 10-K for the year ended December 31, 2006. The NetLogic condensed consolidated statement of operations information for the six months ended June 30, 2007 was derived from its Quarterly Report on Form 10-Q for the three months ended June 30, 2007. The statement of revenues and expenses related to NSE assets included was derived from the statements of revenues and expenses related to NSE assets for the six months ended July 1, 2007 and the year ended December 31, 2006 included herein.

The unaudited pro forma condensed combined consolidated financial statements have been prepared by NetLogic management for illustrative purposes only and are not necessarily indicative of the condensed consolidating financial position or the results of operations in future periods or the results that actually would have been realized had NetLogic and the NSE Products been a combined company during the specified periods. The pro forma adjustments are based on the information available at the time of the preparation of these statements. The unaudited pro forma condensed combined consolidated financial statements, including any notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of NetLogic included in its Form 10-K for the fiscal year ended December 31, 2006 and Form 10-Q for the three months ended June 30, 2007 filed with the Securities and Exchange Commission.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

(in thousands)

	Historical
	NetLogic at June 30, 2007	Cypress’ NSE Assets at July 1, 2007	Pro Forma Adjustments (Note 2)		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$73,717	$—	(14,448	)(a)	$59,269
Short-term investments	30,982	—			30,982
Accounts receivable, net	7,924	—			7,924
Inventory	9,770	2,686	404	(b)	12,860
Prepaid expenses and other current assets	1,881		300	(c)	2,181

Total current assets	124,274	2,686	(13,744)		113,216
Property and equipment, net	6,456	—			6,456
Intangible assets, net	4,713	—	11,246	(c)	15,959
Goodwill	37,069	—			37,069
Other assets	108	—			108

Total assets	$172,620	$2,686	$(2,498)		$172,808

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,908	$—			$4,908
Accrued liabilities	7,681	—	188	(d)	7,869
Deferred income on sales to a distributor	208				208
Software license and other obligations, current	2,083	—			2,083

Total current liabilities	14,880	—	188		15,068
Software license and other obligations, long-term	—	—			—
Other liabilities	275	—			275

Total liabilities	15,155	—	188		15,343

Stockholders’ equity:
Common stock and additional paid-in-capital	235,703	—			235,703
Deferred stock-based compensation	(42)	—			(42)
Parent company investment in NSE assets	—	2,686	(2,686	)(e)	—
Accumulated other comprehensive income	(18)				(18)
Accumulated deficit	(78,178)				(78,178)

Total stockholders’ equity	157,465	2,686	(2,686)		157,465

Total liabilities and stockholders’ equity	$172,620	$2,686	$(2,498)		$172,808

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands)

	Historical
	NetLogic Year Ended December 31, 2006	Cypress’ NSE Assets Year Ended December 31, 2006	Pro Forma Adjustments (Note 2)	Pro Forma Combined
Revenue	$96,806	$29,655	$—	$126,461
Cost of revenue	36,762	15,256	3,515 (f)	55,533

Gross profit	60,044	14,399	(3,515)	70,928

Operating expenses:
Research and development	36,578	70		36,648
In-process research and development	10,700	—		10,700
Selling, general and administrative	15,455	3,958		19,413

Total operating expenses	62,733	4,028	—	66,761

Income (loss) from operations	(2,689)	10,371	(3,515)	4,167
Interest and other income (expense), net	3,740	—	—	3,740

Income (loss) before income taxes	1,051	10,371	(3,515)	7,907
Provision for income taxes	459	—	—	459

Net income (loss)	$592	$10,371	$(3,515)	$7,448

Net income (loss) per share - Basic	$0.03			$0.38

Net income (loss) per share - Diluted	$0.03			$0.35

Shares used in calculation - Basic	19,758			19,758

Shares used in calculation - Diluted	21,107			21,107

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands)

	Historical
	NetLogic Six Months Ended June 30, 2007	Cypress’ NSE Assets Six Months Ended July 1, 2007	Pro Forma Adjustments (Note 2)	Pro Forma Combined
Revenue	$49,246	$9,061	$—	$58,307
Cost of revenue	18,100	5,832	1,406 (f)	25,338

Gross profit	31,146	3,229	(1,406)	32,969

Operating expenses:
Research and development	20,934	21		20,955
Selling, general and administrative	8,521	1,134		9,655

Total operating expenses	29,455	1,155	—	30,610

Income (loss) from operations	1,691	2,074	(1,406)	2,359
Interest and other income (expense), net	2,462	—	—	2,462

Income (loss) before income taxes	4,153	2,074	(1,406)	4,821
Provision for income taxes	178	—	—	178

Net income (loss)	$3,975	$2,074	$(1,406)	$4,643

Net income (loss) per share - Basic	$0.19			$0.23

Net income (loss) per share - Diluted	$0.18			$0.21

Shares used in calculation - Basic	20,548			20,548

Shares used in calculation - Diluted	21,628			21,628

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Information

1. Purchase price allocation

On August 29, 2007, we purchased certain network search engine products (collectively, the “TCAM2 Products”) and certain related assets from Cypress for a total purchase price of approximately $14.6 million, which was determined as follows (in thousands of dollars):

Cash	$14,448
Direct transaction costs	188

Total purchase price	$14,636

The acquisition was accounted for as an asset purchase transaction and the total purchase price was allocated to the TCAM2 Products’ net tangible and intangible assets based on their fair values as of the date of the completion of the acquisition. Based on management estimates of the fair values, the estimated purchase price was allocated as follows (in thousands):

Inventory	$3,090
Backlog	300
Composite intangible asset	11,246

Total	$14,636

The composite intangible asset is composed of the existing technology related to the TCAM2 Products and the customer relationship with Cisco, who is the sole customer for the TCAM2 Products. On the acquisition date, there was no active research and development in process on the TCAM2 Products and therefore, no IPRD was identified. The value assigned to the composite intangible asset was based upon future discounted cash flows related to the TCAM2 Products’ projected income streams. Factors considered in estimating the discounted cash flows to be derived from the existing technology included risks related to the characteristics and applications of the technology, existing and future markets and an assessment of the age of the technology within its life span. We are amortizing the composite intangible asset on a straight-line basis over an estimated life of four years.

The backlog intangible asset represented the value of the sales and marketing costs required to establish the order backlog and was valued using the discounted cash flow method. We estimated those orders would be delivered and billed within four months from the acquisition date, which is the period over which the asset is being amortized.

The results of operations relating to the TCAM2 Products have been included in our results of operations from the acquisition date.

2. Pro forma adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined consolidated balance sheet and statement of operations are as follows:

(a)	Adjustment to record payment of $14.4 million in cash in connection with the transaction.

(b)	Adjustment to record acquired inventory at fair value.

(c)	Adjustment to record intangible assets acquired resulting from the transaction.

(d)	Adjustment to record estimated direct transaction costs.

(e)	Adjustment to eliminate Cypress’ investment in NSE assets.

(f)	Adjustment to record amortization of intangible assets recorded as a result of the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLOGIC MICROSYSTEMS, INC.

Date: November 13, 2007	By:	/s/ Michael Tate
Michael Tate Chief Financial Officer

EXHIBIT INDEX

Exhibits	Description
23.1	Consent of Independent Registered Public Accounting Firm